Exhibit 10.1

TAX REFUND PURCHASE AGREEMENT

This Tax Refund Purchase Agreement (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is made as of November 30, 2012 among DR. BEDA BOLZENIUS, a natural person (the “Seller”), JOHNSON CONTROLS, INC., a Wisconsin corporation (the “Buyer”), and CHRISTIANE BOLZENIUS, the Seller’s spouse (“Seller’s Spouse”).

WITNESSETH:

WHEREAS, the Seller owes taxes for 2007 to 2010 to the German government (the “German Taxes”) as a result of his relocation to the United States at the Buyer’s request.

WHEREAS, the Seller intends to pay the German Taxes in one or more payments.

WHEREAS, the Seller owns the right to receive the full amount of any income taxes that the United States will refund to the Seller as a result of foreign tax credits that the Seller will claim with respect to 2007 through 2010 following payments of German Taxes by or on behalf of the Seller in respect of any or all of those years (collectively, the “Tax Refunds”).

WHEREAS, the Seller wishes to sell the Tax Refunds to the Buyer, and the Buyer is willing to purchase the Tax Refunds from the Seller, subject to the terms and conditions hereof.

WHEREAS, Seller’s Spouse is executing this Agreement to join the Seller in making certain commitments and thereby induce the Buyer to enter into this Agreement.

NOW, THEREFORE, the Seller, Seller’s Spouse and the Buyer hereby agree as follows:

1. Conveyance of Tax Refunds. The Seller shall, from time to time on or after the date of this Agreement, advise the Buyer of the Seller’s intention to pay any or all of the German Taxes, including the Seller’s estimates of the amount of the payment of German Taxes he then intends to pay, the date of payment and the amount of the related Tax Refund. The Seller shall provide such supporting documentation as the Buyer may request. If the Buyer elects to do so, and the Buyer and the Seller agree upon the amount of the payment of such German Taxes, the date of payment, the amount of the related Tax Refund and the Purchase Price (as defined in Section 2) therefor, then the Buyer will purchase such related Tax Refund from the Seller. Effective upon the Buyer’s payment of the Purchase Price for such Tax Refund in accordance with Section 2, the Seller and Seller’s Spouse hereby sell, assign, transfer, set over and otherwise convey to the Buyer, and the Buyer hereby purchases and acquires, all of the right, title and interest of the Seller and Seller’s Spouse in and to such Tax Refund. Each conveyance of a Tax Refund contemplated by this Section 1 is a “Conveyance.”

2. Payment of Purchase Price. As consideration for the Conveyance with respect to the Tax Refund relating to German Taxes for 2007 and 2008, the Buyer shall pay $870,526. With respect to each other Conveyance, the Buyer shall notify the Seller of the proposed purchase price prior to any such Conveyance. If the Seller agrees to such purchase price, then the Buyer shall pay such purchase price to the Seller for the Conveyance. The price determined pursuant to the preceding three sentences is referred to as the “Purchase Price.” The Buyer shall pay the applicable Purchase Price, at its election, by (a) depositing or causing to be deposited such Purchase Price in a bank account that the Seller designates to the Buyer in writing or (b) making or causing an affiliate to make a payment on the Seller’s behalf in an amount equal to such Purchase Price to the taxing authority for the related German Taxes.

3. Covenants.

a.	Simultaneously with each Conveyance, the Seller shall pay the related German Taxes. Alternatively, if the Buyer has elected this form of payment of the Purchase Price pursuant to Section 2, the Buyer may make such payment on the Seller’s behalf or cause an affiliate to make such payment in an amount up to the applicable Purchase Price.

b.	As soon as practicable after each payment of German Taxes and the related Conveyance, the Seller and Seller’s Spouse will complete the necessary or appropriate Internal Revenue Service and/or Treasury form(s) regarding the applicable Tax Refund (collectively, the “Tax Forms”) with information relating to a bank account of the Buyer that the Buyer designates to the Seller in writing so that such Tax Refund is directly deposited to such account (such account, the “Buyer’s Account”). Prior to filing, the Seller shall deliver completed copies of the applicable Tax Forms (together with any necessary or appropriate cover letters thereto) signed by the Seller and Seller’s Spouse to the Buyer at least 180 days before the end of the period allowed for filing such Tax Forms (and in any event no later than 30 days after the date of the related Conveyance) and shall make any revisions thereto as the Buyer may reasonably request to effectuate the terms of this Agreement. The Seller and Seller’s Spouse shall file such Tax Forms (reflecting any revisions in accordance with the preceding sentence) within three business days after such Tax Forms are able to be filed. The Seller and Seller’s Spouse shall provide all necessary information to the Internal Revenue Service as is requested to perfect and maximize the Tax Refunds. The Seller and Seller’s Spouse shall in no event amend or otherwise modify any Tax Forms or perform any act or omission that would cause any Tax Refund to not be issued or to be deposited to any account other than the Buyer’s Account. Notwithstanding any of the foregoing, in the event that a Tax Refund is for any reason not deposited into the Buyer’s Account in accordance with the terms of this Agreement and is instead received by the Seller and/or Seller’s Spouse, the Seller and/or Seller’s Spouse, as applicable, shall (i) hold such Tax Refund in trust for the benefit of the Buyer in a segregated account of the Seller into which neither the Seller nor Seller’s Spouse shall deposit, or permit to be deposited, any other amounts and the title of which expressly states that the Seller is the account owner as trustee for the benefit of the Buyer and (ii) within one business day of receipt of such Tax Refund, deposit such Tax Refund into the Buyer’s Account.

c.	In the event (i) any Tax Refund is for any reason (including without limitation that the Tax Refund was not issued) not deposited into the Buyer’s Account in accordance with the terms of this Agreement by the first anniversary of the date of the related Conveyance or (ii) of any breach by the Seller or Seller’s Spouse of any covenant or other obligation, or the inaccuracy of any representation or warranty, of the Seller or Seller’s Spouse in this Agreement, then (x) the Seller shall upon demand by the Buyer deposit in the Buyer’s Account funds in an amount equal to the related Purchase Price plus interest thereon at a rate of 5% per annum from the date of the related Conveyance through the date of such deposit (it being understood that any other funds the Buyer may previously have received hereunder in connection with the related Conveyance shall be returned to the Seller or the appropriate other person or entity) and (y) the Buyer shall additionally have all rights and remedies provided by law, which rights and remedies shall be cumulative.

d.	The Seller and Seller’s Spouse shall immediately notify the Buyer upon learning of any potential delay in the receipt of any Tax Refund or any other information or occurrence that is material to the transactions contemplated by this Agreement.

e.	The Seller shall keep all material books, records and other documents pertaining to the German Taxes and each Tax Refund for three years after the Buyer’s receipt of such Tax Refund. All such books, records and documents shall be made available by the Seller for inspection, copying, audit and examination at all reasonable times by the Buyer or its agents.

f.	Neither the Seller nor Seller’s Spouse will change their respective legal names from those set forth on the signature page hereto.

g.	Upon request of the Buyer, the Seller and Seller’s Spouse will provide and/or execute any and all documentation reasonably requested by the Buyer that is necessary or desirable to effectuate the transactions contemplated hereby.

4. Representations and Warranties. On the date of this Agreement and the date of each Conveyance, the Seller and Seller’s Spouse, jointly and severally, represent and warrant unto Buyer that the following are true and accurate in all respects and that such representations and warranties are material and will be relied upon by the Buyer:

a.	the Seller and Seller’s Spouse hold good and marketable title (free and clear of all liens, security interests, other encumbrances, defenses and setoffs and without any restrictions on transferability) under all applicable laws to the right to receive the full amount of the related Tax Refund and to direct the deposit thereof to the Buyer’s Account and to otherwise perform in accordance with the terms of this Agreement;

b.	the Seller and Seller’s Spouse have all legal power, right and authority to sell, assign, transfer, set over and otherwise convey their respective right, title and interest in and to the Tax Refunds to Buyer and to grant a security interest in the Tax Refunds;

c.	upon each Conveyance, the Buyer will have good title to the related Tax Refund free and clear of all liens, security interests, other encumbrances, defenses and setoffs;

d.	the Purchase Price constitutes fair consideration and reasonably equivalent value in consideration for the related Conveyance;

e.	no Conveyance is being made for or on account of an antecedent debt owed by the Seller or Seller’s Spouse to the Buyer or is being made with the intent to hinder or delay payment to or defraud any creditor of the Seller or Seller’s Spouse, and accordingly, no Conveyance is voidable or subject to avoidance under Title 11 of the United States Bankruptcy Code and the rules and regulations thereunder;

f.	all of the documents and information (including information provided pursuant to Section 1) provided by or on behalf of the Seller or Seller’s Spouse to the Buyer in connection with this Agreement are true and accurate in all respects;

g.	this Agreement is enforceable against the Seller and Seller’s Spouse in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights and to general principles of equity;

h.	this Agreement and the transactions contemplated hereby are not prohibited or otherwise restricted under any applicable law;

i.	no approval of any person, entity, public or governmental authority or regulatory body is required as a condition to the validity or enforceability of this Agreement or the ability of the Seller or Seller’s Spouse to perform their respective obligations hereunder;

j.	there is no claim pending or threatened in any court or before any governmental authority (or investigation by or before any court or governmental authority) that questions the validity or enforceability of this Agreement or the ability of the Seller or Seller’s Spouse to perform their respective obligations hereunder;

k.	this Agreement and the transactions contemplated hereby will not violate any provision, or result in a breach, of any document or agreement binding on the Seller or Seller’s Spouse or affecting their respective property;

l.	no broker has been employed by the Seller or Seller’s Spouse with respect to the transactions contemplated hereby;

m.	the Seller and Seller’s Spouse have obtained independent legal counsel with respect to this Agreement and the transactions contemplated hereby (or have had a reasonable opportunity to obtain such counsel and have declined to do so);

n.	the legal names of the Seller’s and Seller’s Spouse’s are as set forth on the signature page hereto; and

o.	the Seller’s place of principal residence is in the State of Michigan, and the place of principal residence of Seller’s Spouse is [ ].

5. Security Interest. It is the intention of the parties hereto that each Conveyance constitutes a true sale of the related Tax Refund conveying good title thereto, free and clear of all security interests, liens and other encumbrances and that no Tax Refund shall be part of the Seller’s estate in the event of the bankruptcy of the Seller or part of the estate of Seller’s Spouse in the event of the bankruptcy of Seller’s Spouse. Furthermore, it is not intended that any Conveyance be deemed a pledge of any Tax Refund to the Buyer to secure a debt or other obligation of the Seller or Seller’s Spouse. Notwithstanding such intentions, if a Tax Refund is held to be property of the estate of the Seller or of Seller’s Spouse or if for any reason this Agreement is held or deemed to evidence or constitute a financing transaction (any of the foregoing, an “Inconsistent Determination”), then (a) this Agreement shall also be deemed to be, and hereby is, a “security agreement” with respect to the applicable Tax Refunds within the meaning of Article 9 of the Uniform Commercial Code and (b) each applicable Conveyance shall be deemed to be, and hereby is, a grant by the Seller and Seller’s Spouse to the Buyer of a valid first priority “security interest” within the meaning of Article 9 of the Uniform Commercial Code in all of the right, title and interest of the Seller and Seller’s Spouse, whether now owned or hereafter acquired, in and to the applicable Tax Refunds and all proceeds thereof to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the applicable Purchase Price together with all of the other obligations of the Seller hereunder. For accounting purposes, the Seller and Seller’s Spouse shall treat each Conveyance as a sale of its full right, title and ownership interest in the related Tax Refund to the Buyer. The Buyer shall have, in addition to the rights and remedies that it may have under this Agreement, all other rights and remedies provided to a secured creditor under the Uniform Commercial Code and other applicable law, which rights and remedies shall be cumulative. In connection herewith, the Buyer shall be permitted to file (at its own expense) financing statements necessary or desirable (in the Buyer’s sole discretion) for the Buyer to have a perfected security interest in the Tax Refunds and all proceeds thereof in the event of an Inconsistent Determination. Furthermore, automatically upon an Inconsistent Determination and without any further action by the Seller, Seller’s Spouse or the Buyer, or any amendment to this Agreement being required, each representation or warranty by the Seller or Seller’s Spouse attesting as to the valid conveyance of the applicable Tax Refunds shall be deemed to be a representation and warranty that the Seller and Seller’s Spouse have granted the Buyer a valid and continuing security interest in such Tax Refunds, free and clear of all security interests, liens and other encumbrances. Neither the Seller nor Seller’s Spouse will take or assert any position that is inconsistent with the true sale treatment of a Conveyance or with the Buyer’s interests in the Tax Refunds.

6. Attorney-in-fact. To the extent permissible by law, the Seller and Seller’s Spouse hereby constitute and appoint the Buyer his or her true and lawful attorney for him or her and in his or her name to file the Tax Forms, to collect and receive payment of any and all of the Tax Refunds and to perform any and all acts necessary or desirable to effectuate the transactions contemplated hereby (including without limitation opening and disposing of all mail addressed to the Seller or Seller’s Spouse and endorsing the name of the Seller or Seller’s Spouse upon any instruments), hereby ratifying and confirming all that such attorney may lawfully do in connection with the foregoing rights. The foregoing power of attorney is coupled with an interest and may not be revoked by the Seller or Seller’s Spouse.

7. Indemnification. The Seller shall defend, indemnify and hold the Buyer harmless from every claim, loss, demand, liability and expense of any kind (including reasonable out-of-

pocket attorneys’ fees) arising out of any breach by the Seller or Seller’s Spouse of any covenant or other obligation, or the inaccuracy of any representation or warranty, of the Seller in this Agreement. The foregoing indemnity is a continuing indemnity and shall survive termination of this Agreement.

8. Entire Agreement. This Agreement constitutes the entire agreement among the Seller, Seller’s Spouse and the Buyer with respect to the subject matter hereof, superseding all previous communications and negotiations, and no representation, understanding, promise or condition concerning the subject matter hereof shall be binding upon the Buyer unless expressed herein.

9. Amendment. This Agreement may only be amended or modified in a writing signed by each of the Seller, Seller’s Spouse and the Buyer.

10. Assignments. Neither the Seller nor Seller’s Spouse shall have the right to assign his or her rights or obligations under this Agreement or any interest herein. This Agreement shall inure to the benefit of the Buyer and its successors and assigns, and shall be binding upon the Seller, Seller’s Spouse and their respective heirs and personal representatives.

11. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by the internal laws of the State of Wisconsin. The Seller and Seller’s Spouse hereby consent to the exclusive jurisdiction of any state or federal court situated in Milwaukee County, Wisconsin, and waive any objection based on lack of personal jurisdiction, improper venue or forum non conveniens, with regard to any actions, claims, disputes or proceedings relating to this Agreement, or any document delivered hereunder or in connection herewith, or any transaction arising from or connected to any of the foregoing. The Seller and Seller’s Spouse waive personal service of any and all process and consent to all such service of process made by mail or by messenger directed to the address specified below. Nothing herein shall affect the Buyer’s right to serve process in any manner permitted by law, or limit the Buyer’s right to bring proceedings against the Seller, Seller’s Spouse or their respective property or assets in the competent courts of any other jurisdiction or jurisdictions.

12. Waiver of Jury Trial. The Seller, Seller’s Spouse and the Buyer hereby waive any and all right to trial by jury in any action or proceeding relating to this Agreement, or any document delivered hereunder or in connection herewith, or any transaction arising from or connected to any of the foregoing. The Seller, Seller’s Spouse and the Buyer represent that this waiver is knowingly, willingly and voluntarily given.

13. Waiver of Certain Damages. The Seller and Seller’s Spouse hereby waive any right he or she may now or hereafter have to claim or recover from the Buyer any consequential, exemplary or punitive damages in connection with this Agreement and the transactions contemplated hereby.

14. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

15. Disclosure. The Seller and Seller’s Spouse hereby acknowledge that the Buyer is entitled to, and may, disclose publicly this Agreement, any or all of the terms hereof and/or the transactions contemplated hereby.

16. Notices. All notices hereunder shall be in writing and shall be directed to the applicable address set forth on the signature page hereto.

17. No Petition. Prior to the date which is one year and one day after the payment in full of all amounts due under or in connection with this Agreement, neither the Seller nor Seller’s Spouse will (a) institute against, or join or acquiesce to any other person or entity in instituting against, the Seller or Seller’s Spouse (or any substantial portion of their respective property) any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state or other bankruptcy or similar law or (b) appoint, or join or acquiesce to any other person or entity in appointing, a receiver, liquidator, trustee, custodian, sequestrator or other similar official for the Seller or Seller’s Spouse (or any substantial portion of their respective property).

18. Severability of Provisions. Any provision in this Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable.

[Signature page follows]

IN WITNESS WHEREOF, each of the Seller, Seller’s Spouse and the Buyer have caused this Tax Refund Purchase Agreement to be duly executed in its name.

/s/ Dr. Beda Bolzenius
Name: Dr. Beda Bolzenius Address: [ ]

/s/ Christiane Bolzenius
Name: Christiane Bolzenius Address: [ ]

JOHNSON CONTROLS, INC.

By:	/s/ Jerome D. Okarma
Name: Jerome D. Okarma Title: Vice President, Secretary and General Counsel Address: 5757 N. Green Bay Avenue Milwaukee, WI 53209